Exhibit 10.19

Gordon & Mott P.C.
PROMULGATED BY THE TEXAS REAL ESTATE COMMISSION (TREC)	01-06-03

FARM AND RANCH CONTRACT

1.	PARTIES: Roberto H. Silvas (Seller) agrees to sell and convey to Valcent Products, Inc. C/o Gordon & Mott, P.C. (Buyer) and Buyer agrees to buy from Seller the Property described below.

2.	PROPERTY: The land, improvements, accessories and crops are collectively referred to as the "Property".
A.	LAND: The land situated in El PasoCounty, Texas, described as follows:
Tracts 10B and 10B1, Block 20, consisting of approximately 6.01 acres, more or less, together with all irrigation rights and access to irrigation ditches in connection with the Property, as shown on Exhibit "A" attached hereto.

or as described on attached exhibit, also known as 328 Vinton Road, Vinton, El Paso County,  (address/zip code), together with all rights, privileges, and appurtenances pertaining thereto, including but not limited to: water rights, claims, permits, strips and gores, easements, and cooperative or association memberships.

B.	IMPROVEMENTS:
(1)	FARM and RANCH IMPROVEMENTS: The following permanently installed and built-in items, if any: windmills, tanks, barns, pens, fences, gates, sheds, outbuildings, and corrals.

C.	NOT PART OF CONTRACT

D.	CROPS: Unless otherwise agreed in writing, Seller has the right to harvest all growing crops until delivery of possession of the Property.

E.	EXCLUSIONS: The following improvements, accessories, and crops will be retained by Seller and excluded: N/A
N/A
N/A
N/A

F.	RESERVATIONS: Seller reserves the following mineral, water, royalty, timber, or other interest: N/A
N/A
N/A
N/A

Initialed for identification by Buyer, /s/ PAM and Seller, /s/ RS Form produced by Realty One Saltware, PO Box 2489, Amarillo, TX 79105, (806) 342-0217	01A TREC NO. 25-4

Farm and Ranch Contract	328 Vinton Road, Vinton, El Paso County,,	Page Two 01-06-03
(Address of Property)

3.	SALES PRICE:
A.	Cash portion of Sales Price payable by Buyer at closing	$ 50,000.00
B.	Sum of all financing described below (excluding any loan funding fee or mortgage insurance premium)	$190,000,00
C.	Sales Price (Sum of A and B)	$240,000,00
D.
The Sales Price ☐will ☒ not be adjusted based on the survey required by Paragraph 6C.  If the Sales Price is adjusted, the Sales Price will be calculated on the basis of $ N/A.  per acre. If the Sales Price is adjusted by more than 10%, either party may terminate this contract by providing written notice to the other party within N/A days after the terminating party receives the survey. If neither party terminates this contract or if the variance is 10% or less, the adjustment will be made to the amount in ❑ 3A ❑3B ❑ proportionately to 3A and 3B.

4.	FINANCING: The portion of Sales Price not payable in cash will be paid as follows: (Check applicable boxes below)
☒
A. THIRD PARTY FINANCING: One or more third party mortgage loans in the total amount of $190,000.00 . If the Property does not satisfy the lenders' underwriting requirements for the loan(s), this contract will terminate and the earnest money will be refunded to Buyer. (Check one box only)

❑	(1)This contract is subject to Buyer being approved for the financing described in the attached Third Party Financing Condition Addendum.
❑	(2) This contract is not subject to Buyer being approved for financing.
❑	B. ASSUMPTION: The assumption of the unpaid principal balance of one or more promissory notes described in the attached TREC Loan Assumption Addendum.
❑
C. SELLER FINANCING: A promissory note from Buyer to Seller of N/A bearingN/A% interest per annum, secured by vendor's and deed of trust liens, and containing the terms and conditions described in the attached TREC Seller Financing Addendum. If an owner policy of title insurance is furnished, Buyer shall furnish Seller with a mortgagee policy of title insurance.

5.
EARNEST MONEY: Upon execution of this contract by both parties, Buyer shall deposit $3,000.00  as earnest money with Del Norte Title Company (Susan Hutsell) as escrow agent, at 320 Texas, El Paso, Texas 79901 _ (address). Buyer shall deposit additional earnest money of $N/A with escrow agent within  N/Adays after the effective date of this contract, If Buyer fails to deposit the earnest money as required by this contract, Buyer will be in default.

6.	TITLE POLICY AND SURVEY:
A.
TITLE POLICY: Seller shall furnish to Buyer at ❑Seller's ☒Buyer's expense an owner policy of title insurance (Title Policy) issued by Del Norte Title Company  (Title Company) in the amount of the Sales Price, dated at or after closing, insuring Buyer against loss under the provisions of the Title Policy, subject to the promulgated exclusions (including existing building and zoning ordinances) and the following exceptions:

(1)	The standard printed exception for standby fees, taxes and assessments.
(2)	Liens created as part of the financing described in Paragraph 4.
(3)	Reservations or exceptions otherwise permitted by this contract or as may be approved by Buyer in writing.
(5)	The standard printed exception as to waters, tidelands, beaches, streams, and related matters.
(6)
The standard printed exception as to discrepancies, conflicts, shortages in area or boundary lines, encroachments or protrusions, or overlapping improvements. Buyer, at Buyer's expense, may have the exception amended to read, "shortages in area".

B.

COMMITMENT: Within 20 days after the Title Company receives a copy of this contract, Seller shall furnish to Buyer a commitment for title insurance (Commitment) and, at Buyer's expense, legible copies of restrictive covenants and documents evidencing exceptions in the Commitment (Exception Documents) other than the standard printed exceptions. Seller authorizes the Title Company to mail or hand deliver the Commitment and Exception Documents to Buyer at Buyer's address shown in Paragraph 21. If the Commitment and Exception Documents are not delivered to Buyer within the specified time, the time for delivery will be automatically extended up to 15 days or the Closing Date, whichever is earlier.

Initialed for identification by Buyer, /s/ PAM and Seller, /s/ RS Form produced by Realty One Saltware, PO Box 2489, Amarillo, TX 79105, (806) 342-0217	01A TREC NO. 25-4

Farm and Ranch Contract	328 Vinton Road, Vinton, El Paso County,,	Page Three 01-06-03
(Address of Property)

C.	SURVEY: The survey must be made by a registered professional land surveyor acceptable to the Title Company and any lender. (Check one box only):
☒	(1) Within 5 days after the effective date of this contract, Seller, at Seller's expense, shall furnish a new survey to Buyer.
❑	(2) Within days after the effective date of this contract, Buyer, at Buyer's expense, shall obtain a new survey.
☐
(3) Within, days after the effective date of thiscontract, Seller shall furnish Seller's existing survey of the Property to Buyer and the Title Company, along with Seller's affidavit acceptable to the Title Companyfor approval of the survey. The existing Survey ❑ will ❑ will not be recertified to a date subsequent to the effective dateof this contract at the expense of ❑  Buyer ❑  Seller. If the existing survey is not approved by the Title Companyor Buyer's lender, anew survey will be obtained at the expense of ❑ Buyer ❑ Sellerno later than 3 daysprior to the Closing Date.

❑	(4) No survey is required.

D.
OBJECTIONS: Within days after Buyer receives the Commitment, Exception Documents and the survey, Buyer may object in writing to (I) defects, exceptions, or encumbrances to title: disclosed on the survey other than items 6A(1) through (5) above; disclosed in the Commitment other than items 6A(1) through (6) above; (ii) any portion of the Property lying in the 100 year flood plain as shown on the current Federal Emergency Management Agency map; or (ill) any exceptionswhich prohibit the following use or activity: agricultural use, including but not Limited to agricultural greenhouse research

Buyer's failure to object within the time allowed will constitute a waiver of Buyer's right to object; except that the requirements in Schedule C of the Commitment are not waived. Seller shall cure the timely objections of Buyer or any third party lender within 15 days after Seller receives the objections and the Closing Date will be extended as necessary. If objections are not cured within such 15 day period, this contract will terminate and the earnest money will be refunded to Buyer unless Buyer waives the objections.

E.
EXCEPTION DOCUMENTS: Prior to the execution of the contract, Seller has provided Buyer with copies of the Exception Documents listed below or On the attached exhibit. Matters reflected in the Exception Documents listed below or oh the attached exhibit will be permitted exceptions in the Title Policy and will not be a basis for objection to title:

Documents	Date	Recording Reference

NONE

F.
SURFACE LEASES:Prior to the execution of the contract; Seller has provided Buyer with copies of written leases and given notice of oral leases (Leases) listed below or on the attached exhibit. The following Leases will be permitted exceptions In the Title Policy and will not be a basis for objection to title: NONE

Initialed for identification by Buyer, /s/ PAM and Seller, /s/ RS Form produced by Realty One Saltware, PO Box 2489,Amarillo, TX 79105, (806) 342-0217	01A TREC NO. 25-4

Farm and Ranch Contract	328 Vinton Road, Vinton, El Paso County,,	Page Four 01-06-03
(Address of Property)

G.	TITLE NOTICES:
(I)
ABSTRACT OR TITLE POLICY: Broker advises Buyer to have an abstract of title covering the Property examined by an attorney of Buyer's selection, or Buyer should be furnished with or obtain a Title Policy. If a Title Policy is furnished, the Commitment should be promptly reviewed by an attorney of Buyer's choice due to the time limitations on Buyer's right to object.

(2)
STATUTORY TAX DISTRICTS: If the Property is situated in a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49, Texas Water, Code requires Seller to deliver and Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fee of the district prior to final execution of this contract.

(3)
TIDE WATERS: If the Property abuts the tidally influenced waters of the state, §33.135, Texas Natural Resources Code, requires a notice regarding coastal area property to be included in the contract. An addendum containing the notice promulgated by TREC or required by the parties must be used.

(4)
ANNEXATION: If the Property is located outside the limits of a municipality, Seller notifies Buyer under §5.011, Texas Property Code, that the Property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the Property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Property for further information.

(5)
UNIMPROVED PROPERTY LOCATED IN A CERTIFICATED SERVICE AREA OF A UTILITY SERVICE PROVIDER: If the Property is located in a certificated service area of a utility service provider and the Property does not receive water or sewer service from the utility service provider on the date the Property is transferred, §13.257, Texas Water Code, requires a notice regarding the cost of providing water or sewer services to the Property. An addendum containing the notice promulgated by TREC or required by the parties must be used.

(6)	TEXAS AGRICULTURAL DEVELOPMENT DISTRICT: The Property ❑ is ☒ is not located in a Texas Agricultural Development District.

7.	PROPERTY CONDITION:
A.
INSPECTIONS, ACCESS AND UTILITIES: Buyer may have the Property inspected by inspectors selected by Buyer and licensed by TREC or otherwise permitted by law to make inspections. Seller shall permit Buyer and Buyer's agents access to the Property at reasonable times. Seller shall pay for turning on existing utilities for inspections.

NOTICE: Buyer should determine the availability of utilities to the Property suitable to satisfy Buyer's needs.
B.	SELLER'S DISCLOSURE NOTICE PURSUANT TO §5.048, TEXAS PROPERTY CODE (Notice): (Check one box only)
❑	(1) Buyer has received the Notice
☒
(2) Buyer has not received the Notice. Within 15  days after the effective date of this contract, Seller shall deliver the Notice to Buyer. If Buyer does not receive the Notice, Buyer may terminate this contract at any time prior to the closing and the earnest money will be refunded to Buyer. If Seller delivers the Notice, Buyer may terminate this contract for any reason within 7 days after Buyer receives the Notice or prior to the closing, whichever first occurs, and the earnest money will be refunded to Buyer.

❑	(3) The Texas Property Code does not require this Seller to furnish the Notice.
C.	SELLER'S DISCLOSURE OF LEAD-BASED PAINT AND LEAD-BASED PAINT HAZARDS is required by Federal law for a residential dwelling constructed prior to 1978.
D.
ACCEPTANCE OF PROPERTY CONDITION: Buyer accepts the Property in its present condition; provided Seller, at Seller's expense, shall complete the following specific repairs and treatments: N/A Property to be accepted "AS IS."

E.
COMPLETION OF REPAIRS: Unless otherwise agreed in writing, Seller shall complete all agreed repairs prior to the Closing Date. All required permits must be obtained, and repairs must be performed by persons wha are licensed or otherwise permitted by law to provide such repairs. At Buyer's election, any transferable warranties received by Seller with respect to the repairs will be transferred to Buyer at Buyer's expense. If Seller fails to complete any agreed repairs prior to the Closing Date, Buyer may do so and receive reimbursement from Seller at closing. The Closing Date will be extended up to 15 days, if necessary, to complete repairs.

Initialed for identification by Buyer, /s/ PAM and Seller, /s/ RS Form produced by Realty One Saltware, PO Box 2489,Amarillo, TX 79105, (806) 342-0217	01A TREC NO. 25-4

Farm and Ranch Contract	328 Vinton Road, Vinton, El Paso County,,	Page Five 01-06-03
(Address of Property)

F.
LENDER REQUIRED REPAIRS AND TREATMENTS: Unless otherwise agreed in writing, neither party is obligated to pay for lender required repairs, which includes treatment for wood destroying insects. If the parties do not agree to pay for the lender required repairs or treatments, this contract will terminate and the earnest money will be refunded to Buyer. If the cost of lender required repairs and treatments exceeds 5% of the Sales Price, Buyer may terminate this contract and the earnest money will be refunded to Buyer.

G.
ENVIRONMENTAL MATTERS: Buyer is advised that the presence of wetlands, toxic substances, including asbestos and wastes or other environmental hazards, or the presence of a threatened or endangered species or its habitat may affect Buyer's intended use of the Property. If Buyer is concerned about these matters, an addendum promulgated by TREC or required by the parties should be used.

H.	SELLER'S DISCLOSURES: Except as otherwise disclosed in this contract, Seller has no knowledge of the following:
(1)	any flooding of the Property which has had a material adverse effect on the use of the Property;
(2)	any pending or threatened litigation, condemnation, or special assessment affecting the Property;
(3)	any environmental hazards or conditions which materially affect the Property;
(4)	any dumpsite, landfill, or underground tanks or containers now or previously located on the Property;
(5)	any wetlands, as defined by federal or state law or regulation, affecting the Property; or
(6)	any threatened or endangered species or their habitat affecting the Property.
I.
RESIDENTIAL SERVICE CONTRACTS: Buyer may purchase a residential service contract from a residential service company licensed by TREC. If Buyer purchases a residential service contract, Seller shall reimburse Buyer at closing for the cost of the residential service contract in an amount not exceeding $N/A . Buyer should review any residential service contract for the scope of coverage, exclusions and limitations. The purchase of a residential service contract is optional. Similar coverage may be purchased from various companies authorized to do business in Texas.

J.
GOVERNMENT PROGRAMS: The Property is subject to the government programs listed below or on the attached exhibit: N/A. Seller shall provide Buyer with copies of all governmental program agreements. Any allocation or proration of payment under governmental programs is made by separate agreement between the parties which will survive closing.

8.	BROKERS' FEES: All obligations of the parties for payment of brokers' fees are contained in separate written agreements.

9.	CLOSING:
A.
The closing of the sale will be on or before September 23, 2006 , or within 7 days after objections to matters disclosed in the Commitment or by the survey have been cured, whichever date is later (Closing Date). If either party fails to close the sale by the Closing Date, the non-defaulting party may exercise the remedies contained in Paragraph 15.

B.	At closing:
(1)
Seller shall execute and deliver a general warranty deed conveying title to the Property to Buyer and showing no additional exceptions to those permitted in Paragraph 6, an assignment of Leases, and furnish tax statements or certificates showing no delinquent taxes on the Property.

(2)	Buyer shall pay the Sales Price in funds acceptable to the escrow agent.
(3)
Seller and Buyer shall execute and deliver any notices, statements, certificates, affidavits, releases, loan documents and other documents required of them by this contract, the Commitment or law necessary for the closing of the sale and the issuance of the Title Policy.

C.	Unless expressly prohibited by written agreement, Seiler may continue to show the Property and receive, negotiate and accept back up offers.
D.	All covenants, representations and warranties in this contract survive closing.

10.
POSSESSION: Seller shall deliver to Buyer possession of the Property in its present or required condition, ordinary wear and tear excepted: ☒ upon closing and funding ❑ according to a temporary residential lease form promulgated by TREC or other written lease required by the parties. Any possession by Buyer prior to closing or by Seller after closing which is not authorized by a written lease will establish a tenancy at sufferance relationship between the parties. Consult your insurance agent prior to change of ownership or possession because insurance coverage may be limited or terminated. The absence of a written lease or appropriate insurance coverage may expose the parties to economic loss.

Initialed for identification by Buyer, /s/ PAM and Seller, /s/ RS Form produced by Realty One Saltware, PO Box 2489, Amarillo, TX 79105, (806) 342-0217	01A TREC NO. 25-4

Farm and Ranch Contract	328 Vinton Road, Vinton, El Paso County,,	Page Six 01-06-03
(Address of Property)

11.
SPECIAL PROVISIONS: (Insert only factual statements and business details applicable to the sale. TREC rules prohibit licensees from adding factual statements or business details for which a contract addendum or other form has been promulgated by TREC for mandatory use.)

    See Attached

12.	SETTLEMENT AND OTHER EXPENSES:
A.	The following expenses must be paid at or prior to closing:
(1)	Expenses payable by Seller (Seller's Expenses):
(a)
Releases of existing liens, including prepayment penalties and recording fees; release of Seller's loan liability; tax statements or certificates; preparation of deed; one-half of escrow fee; and other expenses payable by Seller under this contract.

(b)
Seller shall also pay an amount not to exceed $ N/A  to be applied in the following order: Buyer's Expenses which Buyer is prohibited from paying by FHA, VA, Texas Veteran's Housing Assistance Program or other governmental loan programs; Buyer's prepaid items; other Buyer's expenses.

(2)	Expenses payable by Buyer (Buyer's Expenses):
(a)	Loan origination, discount, buy-down, and commitment fees (Loan Fees).
(b)
Appraisal fees; loan application fees; credit reports; preparation of loan documents; interest on the notes from date of disbursement to one month prior to dates of first monthly payments; recording fees; copies of easements and restrictions; mortgagee title policy with endorsements required by lender; loan-related inspection fees; photos, amortization schedules, one-half of escrow fee; all prepaid items, including required premiums for flood and hazard insurance, reserve deposits for insurance, ad valorem taxes and special governmental assessments; final compliance inspection; courier fee, repair inspection, underwriting fee and wire transfer, expenses incident to any loan, and other expenses payable by Buyer under this contract.

B.	N/A
C.
If any expense exceeds an amount expressly stated in this contract for such expense to be paid by a party, that party may terminate this contract unless the other party agrees to pay such excess. Buyer may not pay charges and fees expressly prohibited by FHA, VA, Texas Veteran's Housing Assistance Program or other governmental loan program regulations.

13.	PRORATIONS AND ROLLBACK TAXES:
A.
PRORATIONS: Taxes for the current year, interest, maintenance fees, assessments, dues and rents will be prorated through the Closing Date. If taxes for the current year vary from the amount prorated at closing, the parties shall adjust the prorations when tax statements for the current year are available. If taxes are not paid at or prior to closing, Buyer shall pay taxes for the current year. Rentals which are unknown at time of closing will be prorated between Buyer and Seller when they become known.

B.
ROLLBACK TAXES: If this sale or Buyer's use of the Property after closing results in the assessment of additional taxes, penalties or interest (Assessments) for periods prior to closing, the Assessments will be the obligation of Buyer. If Seller's change in use of the Property prior to closing or denial of a special use valuation on the Property claimed by Seller results in Assessments for periods prior to closing, the Assessments will be the obligation of Seller. Obligations imposed by this paragraph will survive closing.

14.
CASUALTY LOSS: If any part of the Property is damaged or destroyed by fire or other casualty after the effective date of this contract, Seller shall restore the Property to its previous condition as soon as reasonably possible, but in any event by the Closing Date. If Seller fails to do so due to factors beyond Seller's control, Buyer may (a) terminate this contract and the earnest money will be refunded to Buyer (b) extend the time for performance up to 15 days and the Closing Date will be extended as necessary or (c) accept the Property in its damaged condition with an assignment of insurance proceeds and receive credit from Seller at closing in the amount of the deductible under the insurance policy. Seller's obligations under this paragraph are independent of any obligations of Seller under Paragraph 7.

Initialed for identification by Buyer, /s/ PAM and Seller, /s/ RS Form produced by Realty One Saltware, PO Box 2489, Amarillo, TX 79105, (806) 342-0217	01A TREC NO. 25-4

Farm and Ranch Contract	328 Vinton Road, Vinton, El Paso County,,	Page Seven 01-06-03
(Address of Property)

15.
DEFAULT: If Buyer fails to comply with this contract, Buyer will be in default, and Seller may (a) enforce specific performance, seek such other relief as may be provided by law, or both, or (b) terminate this contract and receive the earnest money as liquidated damages, thereby releasing both parties from this contract. If, due to factors beyond Seller's control, Seller fails within the time allowed to make any non-casualty repairs or deliver the Commitment, or survey, if required of Seller, Buyer may (a) extend the time for performance up to 15 days and the Closing Date will be extended as necessary or (b) terminate this contract as the sole remedy and receive the earnest money. If Seller fails to comply with this contract for any other reason, Seller will be in default and Buyer may (a) enforce specific performance, seek such other relief as may be provided by law, or both, or (b) terminate this contract and receive the earnest money, thereby releasing both parties from this contract.

16.
MEDIATION: It is the policy of the State of Texas to encourage resolution of disputes through alternative dispute resolution procedures such as mediation. Any dispute between Seller, and Buyer related to this contract which is not resolved through informal discussion will not be submitted to a mutually acceptable mediation service or provider. The parties to the mediation shall bear the mediation costs equally. This paragraph does not preclude a party from seeking equitable relief from a court of competent jurisdiction.

17.
ATTORNEY'S FEES: The prevailing party in any legal proceeding related to this contract is entitled to recover reasonable attorney's fees and all costs of such proceeding incurred by the prevailing party.

18.
ESCROW: The escrow agent is not (a) a party to this contract and does not have liability for the performance or nonperformance of any party to this contract, (b) liable for interest on the earnest money and (c) liable for the loss of any earnest money caused by the failure of any financial institution in which the earnest money has been deposited unless the financial institution is acting as escrow agent. At closing, the earnest money must be applied first to any cash down payment, then to Buyer's Expenses and any excess refunded to Buyer. If both parties make written demand for the earnest money, escrow agent may require payment of unpaid expenses incurred on behalf of the parties and a written release of liability of escrow agent from all parties. If one party makes written demand for the earnest money, escrow agent shall give notice of the demand by providing to the other party a copy of the demand. If escrow agent does not receive written objection to the demand from the other party within 30 days after notice to the other party, escrow agent may disburse the earnest money to the party making demand reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and escrow agent may pay the same to the creditors. If escrow agent complies with the provisions of this paragraph, each party hereby releases escrow agent from all adverse claims related to the disbursal of the earnest money. Escrow agent's notice to the other party will be effective when deposited in the U. S. Mail, postage prepaid, certified mail, return receipt requested, addressed to the other party at such party's address shown below. Notice of objection to the demand will be deemed effective upon receipt by escrow agent.

19.
REPRESENTATIONS: Seller represents that as of the Closing Date (a) there will be no liens, assessments, or security interests against the Property which will not be satisfied out of the sales proceeds unless securing payment of any loans assumed by Buyer and (b) assumed loans will not be in default, If any representation of Seller in this contract is untrue on the Closing Date, Buyer may terminate this contract and the earnest money will be refunded to Buyer.

20.
FEDERAL TAX REQUIREMENTS: If Seller is a "foreign person," as defined by applicable law, or if Seller fails to deliver an affidavit to Buyer that Seller is not a "foreign person," then Buyer shall withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the same to the Internal Revenue Service together with appropriate tax forms. Internal Revenue Service regulations require filing written reports if currency in excess of specified amounts is received in the transaction.

Initialed for identification by Buyer, /s/ PAM and Seller, /s/ RS Form produced by Realty One Saltware, PO Box 2489, Amarillo, TX 79105, (806) 342-0217	01A TREC NO. 25-4

Farm and Ranch Contract	328 Vinton Road, Vinton, El Paso County,	Page Eight 01-06-03
(Address of Property)

21.	NOTICES: All notices from one party to the other must be in writing and are effective when mailed to, hand-delivered at, or transmitted by facsimile as follows:

To Buyer at:	To Seller at:

Valcent Products, Inc. Clo Gordon & Mott,. P.C.	717 Franklin Street
4695 N. Mesa, Suite 100	Anthony, Texas 79821-5194
El Paso, Texas 79912	N/A
Telephone:(915)545-1133	Telephone:(915)355-8207
Facsimile:(915)545-4433	Fascmile:(915) 440-4466

23.
AGREEMENT OF PARTIES: This contract contains the entire agreement of the parties and  cannot be changed except by their written agreement.  Addenda which are a part of this contract are (check all applicable boxes):

☒	Third Party Financing Condition Addendum	☐	Addendum for Seller's Disclosure of Information on Lead-based Paint and Lead-based Paint Hazards as Required by Federal Law

☐	Seller Financing Addendum	☐	Environmental Assessment, Threatened or Endangered Species and Wetlands Addendum

☐	Loan Assumption Addendum	☐	Addendum for Coastal Area Property

☐	Buyer's Temporary Residential Lease	☐	Addendum for Property Located Seaward of the Gulf Intracoastal Waterway

☐	Seller's Temporary Residential Lease	☐	Addendum for "Back-Up" Contract

☐	Addendum for Sale of Other Property by Buye

☐	Addendum for Unimproved Property Located in a Certificated Service Area of a Utility Service Provider

☒	Other (list): Addendum to Farm and Ranch Contract

N/A

N/A

Initialed for identification by Buyer, /s/ PAM and Seller, /s/ RS Form produced by Realty One Saltware, PO Box 2489, Amarillo, TX 79105, (806) 342-0217	01A TREC NO. 25-4

Farm and Ranch Contract	328 Vinton Road, Vinton, El Paso County,	Page Nine 01-06-03
(Address of Property)

23.
TERMINATION OPTION: This paragraph will be a part of this contract ONLY if both blanks are filled in and Buyer has paid the Option Fee. Buyer has paid Seller $100.00  (Option Fee) for the unrestricted right to terminate this contract by giving notice of termination to Seller within 15 days after the effective date of this contract. If Buyer gives notice of termination within the time specified, the Option Fee will not be refunded, however, any earnest money will be refunded to Buyer. The Option Fee ❑will ❑will not be credited to the Sales Price at closing. For the purposes of this paragraph, time is of the essence; strict compliance with the time for performance stated herein is required.

24.	CONSULT AN ATTORNEY: Real estate licensees cannot give legal advice. READ THIS CONTRACT CAREFULLY. If you do not understand the effect of this contract, consult an attorney BEFORE signing.

Buyer's		Seller's
Attorney is: A. Marcelo Rivera		Attorney is: N/A
4695 N. Mesa, Suite 100, El Paso, Texas		N/A
Telephone: (915)	545-1133	Telephone: ( N/A) N/A
Facsimile: (915)	545-4433	Facsimile: ( N/A ) N/A

EXECUTED the _________ day of September 2006, (EFFECTIVE DATE)

/s/ Perry A Martin
Buyer Valcent Products, Inc. C/o Gordon	Seller Roberto H. Silvas

/s/ Roberto H Silvas
Buyer P.C	Seller

 The form of this contract has been approved by the Texas Real Estate Commission. TREC farms are intended for use only by trained real estate licensees. No representation is made as to the legal validity or adequacy of any prousion in any specific transactions. It is not suitable for complex transactions. Texas Real Estate Commission, P.O; Box 12188, Austin, TX 78711-2188, 1-800-250-8732 or (512) 459-6544 (http:IIw w.trec.state.tx-us) TREC NO. 25-4. This form replaces TREC NO. 25-3.

Initialed for identification by Buyer, /s/ PAM and Seller, /s/ RS Form produced by Realty One Saltware, PO Box 2489, Amarillo, TX 79105, (806) 342-0217	01A TREC NO. 25-4